EXHIBIT 99.1
FOR IMMEDIATE RELEASE
EARNINGS FLASH
LIONSGATE ANNOUNCES THAT PRELIMINARY RESULTS FOR FISCAL YEAR 2010
SHOW ADJUSTED EBITDA IN EXCESS OF $115 MILLION
Results Compare to Previous Guidance of Adjusted EBITDA in Excess of $75 Million
Santa Monica, CA, and Vancouver, BC (April 29, 2010) -— Lionsgate (NYSE: LGF), the leading next generation studio, announced today that preliminary results for Fiscal 2010, the fiscal year ended March 31, 2010, showed adjusted EBITDA in excess of $115 million. This exceeds by more than 50% the adjusted EBITDA guidance in excess of $75 million that the Company indicated it expected on its last analyst call on February 10, 2010. These results underscore the strengthening financial performance that the Company has been reporting throughout the fiscal year.
The stronger preliminary results are attributable to the Company’s television business, record library revenues and higher home entertainment revenues.
“Our preliminary fiscal 2010 financial results show that our strong product pipelines, coupled with the continued recovery of the retail and advertising markets, are helping our home entertainment and television businesses to outperform our previous expectations,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “The continued growth of VOD and other on demand revenue streams has also been a recent catalyst for strong revenue and EBITDA performance. As these trends continue, we are targeting another strong EBITDA performance as well as a return to positive free cash flow in fiscal 2011. We remain on track to achieve the significant free cash flow generation for fiscal 2013 to 2015 of $100 million to $125 million annually (before contributions from TV Guide Network, EPIX and FEARnet) as outlined in our most recent investor presentation.”
The Company will report its Fiscal 2010 full year and fourth quarter results on Tuesday, June 1, and Lionsgate senior management will hold its analyst and investor conference call to discuss its Fiscal 2010 financial results on Wednesday, June 2. Dial-in information will be circulated in late May prior to the call.
About Lionsgate
Lionsgate (NYSE: LGF) is the leading next generation studio with a strong and diversified presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming through Debmar-Mercury and an array of channel assets. Lionsgate currently has nearly 20 shows on 10 different networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad Men,” “Weeds” and “Nurse Jackie” along with new series such as “Blue Mountain State” and the syndication successes “Tyler Perry’s House Of Payne,” its spinoff “Meet The Browns” and “The Wendy Williams Show.” Its feature film business has generated such recent hits as TYLER PERRY’S WHY DID I GET MARRIED TOO?, which has grossed $57 million at the North American box office to date, the action film KICK ASS, which opened #1 at the North American box office and remains among the top five films in its third week of release and the critically-acclaimed hit PRECIOUS, which garnered nearly $50 million at the North American box office and earned two Academy Awards (R). The Company’s home entertainment business has grown to more than 7% market share and is an industry leader in box office-to-DVD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.
LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF ESTIMATED NET LOSS BEFORE NONCONTROLLING INTEREST TO ESTIMATED EBITDA, AS DEFINED AND ESTIMATED EBITDA, AS ADJUSTED

Year
Ended
March 31,
2010
(Amounts
in thousands)

Estimated net loss before noncontrolling interest	$(37,800)
Depreciation and amortization	27,000
Contractual cash paid Interest expense	27,500
Noncash interest expense (1)	30,000
Interest and other income	(1,000)
Income tax provision (benefit)	3,000
Equity interests loss (2)	27,000
Loss (gain) on extinguishment of debt	(6,000)

Estimated EBITDA	$69,700

Stock-based compensation	17,300
EBITDA attributable to noncontrolling interest	(9,000)
Non-recurring corporate defense charges	6,000
Non-risk prints and advertising expense	31,000

Estimated EBITDA, as adjusted	$115,000

(1)	Primarily represents non cash amortization of the debt discount associated with our Senior Subordinated Notes and the amortization of the discount and PIK dividend related to our partner’s share of TV Guide Preferred Stock

(2)	Equity interest losses primarily relate to our share of start up losses of EPIX of $17.7 million through December 31, 2009 which are driven by the amortization of their programming costs incurred upon launch of the channel. In addition, equity interest losses include the elimination of profit of $7.9 million on revenue from the license fees on titles licensed to EPIX which will be recognized in the future as those titles are aired by EPIX.
Estimated EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests, and gains or losses on extinguishment of debt and the sale of equity securities. Estimated EBITDA as defined, is a non-GAAP financial measure.
Estimated EBITDA as adjusted represents estimated EBITDA as defined above adjusted for stock-based compensation, EBITDA attributable to noncontrolling interest, certain non-recurring charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. Non-recurring charges represent legal and other professional fees associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed.
Management believes estimated EBITDA as defined, and estimated EBITDA as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of estimated EBITDA as defined, and estimated EBITDA as adjusted, is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers estimated EBITDA as defined, and estimated EBITDA as adjusted, to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. Estimated EBITDA as defined and estimated EBITDA as adjusted, do not reflect cash available to fund cash requirements. Not all companies calculate estimated EBITDA as defined or estimated EBITDA as adjusted, in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.
The matters discussed in this press release include forward-looking statements, including those regarding the performance of our fiscal 2010. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2009, and in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on October 13, 2009, which risk factors are incorporated herein by reference. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com